Exhibit 99.1
G&K SERVICES REPORTS FISCAL 2017 FIRST QUARTER RESULTS
Company Reports First Quarter Earnings of $0.50 Per Diluted Share
Adjusted Non-GAAP Earnings Grow 11 Percent to $0.89 Per Diluted Share
Cash Flow from Operations Increases 61 Percent to $31 Million

MINNEAPOLIS, MN, November 1, 2016 - G&K Services, Inc. (NASDAQ: GK) today reported operating results for the first quarter of its fiscal year 2017, which ended on October 1, 2016. First quarter revenue grew 1.6 percent to $241.0 million, compared to $237.2 million in last year’s first quarter. Earnings per diluted share were $0.50, compared to $0.80 in the prior year period. First quarter earnings included $0.24 per share of merger-related costs, a previously disclosed $0.19 per share pension settlement charge, and a $0.04 per share benefit due to the adoption of a new accounting standard for employee share-based payments. Excluding these items, adjusted non-GAAP earnings grew 11 percent to $0.89 per diluted share (see reconciliation table).

“Our first quarter results demonstrate the underlying strength of our business, as our team continued to deliver solid profitability improvements and adjusted earnings growth,” said Douglas A. Milroy, Chairman and Chief Executive Officer. “We remain confident that our pending merger with Cintas will be completed and look forward to closing the transaction later this fiscal year.”

Income Statement Review
The first quarter organic growth rate, which adjusts for the impact of currency exchange, acquisitions and divestitures, was 1.6 percent.

First quarter operating margin, including the impact of merger-related costs and the pension settlement charge, was 7.7 percent. Excluding these items, adjusted operating margin improved to 12.7 percent, compared to 11.8 percent in last year’s first quarter (see reconciliation table). The improvement in adjusted operating margin was primarily driven by lower rental merchandise expense, decreased selling costs, and operating leverage from revenue growth.

Interest expense in the quarter increased to $2.0 million, compared to $1.6 million in the prior year quarter, primarily due to a higher effective interest rate from an interest rate swap contract that became effective during the quarter. This swap contract limits the company’s interest rate risk by effectively converting variable rate debt to a fixed rate.

As previously disclosed, in an effort to reduce the risk in its pension plan the company offered former employees who were vested in the plan the opportunity to receive a lump-sum payment of their entire pension benefit. For those plan participants who elected the lump-sum distribution, payments were made during the first quarter, which resulted in an after-tax settlement loss of $3.8 million, or $0.19 per share, that was recognized in the quarter. All payments were made from pension plan trust assets.

Also during the quarter, the company adopted Accounting Standards Update 2016-09 (ASU 2016-09), Improvements to Employee Share-Based Payment Accounting. The adoption of this guidance is expected to increase the volatility of the company’s effective tax rate, as the excess tax benefit related to stock options exercised and vested restricted stock are recorded as income tax expense and no longer in equity. During the first quarter, the adoption had a favorable impact on the company’s effective tax rate, which increased earnings by $0.04 per share. This favorable impact on the tax rate was offset by the tax impact of non-deductible merger-related costs. The result of these two adjustments increased the first quarter effective tax rate to 39.6 percent, compared to 38.0 percent in the prior year.

Balance Sheet and Cash Flow
The company ended the quarter with total debt, net of cash, of $193.4 million and a ratio of debt to total capital of 35.7 percent. Net debt was reduced by $13.5 million during the quarter.

Cash provided by operating activities increased 61 percent to $31.2 million, compared to $19.4 million in the prior year quarter. The increase was primarily driven by improved utilization of merchandise in service, improved collections of accounts receivable and an increase in accounts payable. Capital expenditures were $8.9 million, compared to $13.8 million in the first quarter last year. During the quarter the company paid dividends of $7.7 million, or $0.39 per share. In connection with the proposed merger with Cintas Corporation, the company has suspended activity under its share repurchase program.

Proposed Merger with Cintas Corporation
On August 16, 2016, G&K Services announced an agreement under which Cintas Corporation will acquire G&K for $97.50 per share in an all-cash transaction valued at approximately $2.2 billion, including G&K’s outstanding indebtedness. The transaction is expected to close not later than the second quarter of calendar year 2017, subject to approval by the holders of G&K Services’ common stock, required regulatory approvals, and other customary closing conditions.

Outlook
Due to the planned merger with Cintas, G&K has withdrawn all financial guidance.

Due to the planned merger with Cintas, the company will not host a conference call this quarter.

About G&K Services, Inc.
G&K Services, Inc. is a service-focused market leader of branded uniform and facility services programs in the United States and Canada. Headquartered in Minneapolis, Minnesota, G&K Services has 8,000 employees serving customers from 160 facilities in North America. G&K Services is a publicly held company traded over the NASDAQ Global Select Market under the symbol GK and is a component of the Standard & Poor’s SmallCap 600 Index. For more information visit www.gkservices.com.

Important Information About the Transaction and Where to Find It
This communication may be deemed to be solicitation material in respect of the Merger. On September 29, 2016, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the annual meeting of the Company’s shareholders to be held on November 15, 2016 (the “meeting”), where, among other business, shareholders will consider the Merger. The Proxy Statement and a proxy card have been mailed to each shareholder entitled to vote at the meeting. Shareholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Shareholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at:

jeff.huebschen@gkservices.com
+1.952.912.5773
Investor Relations
5995 Opus Parkway
Minnetonka, MN, 55343

Participants in the Solicitation
The Company, its directors and certain executive officers are or may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, can be found in the Proxy Statement and in Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016 and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC, and may be included other documents to be filed with the SEC in connection with the proposed transaction.

Cautionary Statements Regarding Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction with Cintas or the anticipated benefits thereof, including, without limitation, future financial and operating results. Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "could," "should," "may" and "will" or the negative versions thereof and similar expressions and by the context in which they are used. Such statements are based upon our current expectations and speak only as of the date made. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ from those set forth in or implied by this press release. Factors that may cause such a difference include, but are not limited to, risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied, (iii) the ability of the Company and Cintas to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) litigation relating to the proposed transaction that has been or could be instituted against the Company or Cintas or their respective directors, (vi) possible disruptions from the proposed transaction that could harm the Company’s or Cintas’ business, including current plans and operations, (vii) the ability of the Company or Cintas to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s and/or Cintas’ financial performance, (x) certain restrictions during the pendency of the merger that may impact the Company’s and/or Cintas’ ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s or Cintas’ consolidated financial condition, results of operations, credit rating or liquidity. Neither the Company nor Cintas undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made, except as required by law.

Reconciliation of GAAP to Non-GAAP Financial Measures
The company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). To supplement these consolidated financial results, management believes that certain non-GAAP operating results, which exclude pension settlement costs, merger related costs, and equity compensation adjustments, provide a meaningful measure on which to compare the company’s results of operations between periods. The company believes these non-GAAP results provide useful information to both management and investors by excluding certain amounts that impact comparability of the results. A reconciliation of operating income, net income and earnings per diluted share on a GAAP basis to adjusted earnings per diluted share on a non-GAAP basis is presented in the table below:

(Unaudited)
	Three Months Ended				Three Months Ended
	October 1, 2016				September 26, 2015
(U.S. Dollars, in thousands, except per share data)	Revenue	Operating Income	Net Income	Earnings Per Share	Revenue	Operating Income	Net Income	Earnings Per Share
As Reported	$241,020	$18,601	$10,050	$0.50	$237,171	$27,878	$16,263	$0.80
Add: Pension Settlement Charge	—	6,010	3,766	0.19	—	—	—	—
Add: Merger-related Costs	—	6,056	4,737	0.24	—	—	—	—
Less: Equity Compensation Charge	—	—	(823)	(0.04)	—	—	—	—
As Adjusted	$241,020	$30,667	$17,730	$0.89	$237,171	$27,787	$16,263	$0.80

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures prepared in accordance with GAAP.

Organic Growth
A reconciliation of organic growth rate to total revenue growth rate is presented in the table below:

	Three Months Ended
	October 1, 2016	September 26, 2015

Organic growth rate	1.6%	5.5%
Impact of foreign currency exchange rate changes	0.0%	(2.2)%
Acquisitions and other changes	0.0%	(0.3)%
Total revenue growth	1.6%	3.0%

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
G&K Services, Inc. and Subsidiaries
(Unaudited)
	For the Three Months Ended
(U.S. Dollars, in thousands, except per share data)	October 1, 2016	September 26, 2015

Rental and direct sale revenue	$241,020	$237,171
Cost of rental and direct sale revenue	157,363	156,088
Gross Margin	83,657	81,083
Pension Settlement charge	6,010	—
Merger-related expenses	6,056	—
Selling and administrative	52,990	53,205
Income from Operations	18,601	27,878
Interest expense	1,961	1,627
Income before Income Taxes	16,640	26,251
Provision for income taxes	6,590	9,988
Net Income	$10,050	$16,263

Basic Earnings per Common Share	$0.51	$0.81
Diluted Earnings per Common Share	$0.50	$0.80

Earnings available to common stockholders:
Net income	$10,050	$16,263
Less: Income allocable to participating securities	(138)	(227)
Net income available to common stockholders	$9,912	$16,036

Weighted average shares outstanding, basic	19,453	19,727
Weighted average shares outstanding, diluted	19,795	20,001

Dividends Declared per Share	$0.39	$0.37

CONDENSED CONSOLIDATED BALANCE SHEETS
G&K Services, Inc. and Subsidiaries
	October 1, 2016	July 2, 2016
(U.S. Dollars, in thousands)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$27,132	$24,279
Accounts receivable, net	103,030	102,657
Inventory	34,554	34,077
Merchandise in service, net	130,529	131,801
Other current assets	17,333	20,539
Total current assets	312,578	313,353

Property, plant and equipment, net	228,015	228,642
Goodwill	323,607	324,520
Other noncurrent assets	55,343	55,022
Total assets	$919,543	$921,537

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$50,681	$44,792
Accrued expenses and other current liabilities	65,253	72,736
Current maturities of long-term debt	22,000	—
Total current liabilities	137,934	117,528

Long-term debt, net of current maturities	198,548	231,148
Deferred income taxes	74,134	68,895
Other noncurrent liabilities	110,950	114,426
Stockholders' Equity	397,977	389,540
Total liabilities and stockholders' equity	$919,543	$921,537

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
G&K Services, Inc. and Subsidiaries
(Unaudited)
	For the Three Months Ended
	October 1,	September 26,
(U.S. Dollars, in thousands)	2016	2015
Operating Activities:
Net income	$10,050	$16,263
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	9,056	8,455
Non-cash pension settlement charge	6,010	—
Deferred income taxes	710	4,155
Share-based compensation	1,855	1,941
Changes in operating items, exclusive of acquisitions and divestitures-
Accounts receivable	(527)	(3,969)
Inventory and merchandise in service	869	(5,269)
Accounts payable	6,310	1,734
Other current assets and liabilities	(3,605)	(4,072)
Other	500	206
Net cash provided by operating activities	31,228	19,444
Investing Activities:
Capital expenditures	(8,873)	(13,785)
Acquisition of business	—	(1,944)
Net cash used for investing activities	(8,873)	(15,729)
Financing Activities:
Repayments of long-term debt	—	(108)
(Repayments of) proceeds from revolving credit facilities, net	(10,600)	13,400
Cash dividends paid	(7,690)	(7,427)
Proceeds from issuance of common stock under stock option plans	797	456
Repurchase of common stock	—	(5,882)
Shares withheld for taxes under equity compensation plans	(1,848)	(2,983)
Excess tax benefit of shared-based compensation	—	1,802
Net cash used for financing activities	(19,341)	(742)
Effect of Exchange Rates on Cash	(161)	(707)
Increase in Cash and Cash Equivalents	2,853	2,266

Cash and Cash Equivalents:
Beginning of period	24,279	16,235
End of period	$27,132	$18,501

Supplemental Cash Flow Information:
Cash (paid) received for-	$(926)	$(750)
Interest	$(1,464)	$434
Income taxes
Supplemental Non-cash Investing Information:
Capital expenditures not yet paid and included in accounts payable	$1,404	$2,730
Contacts:
G&K Services, Inc.
Jeff Huebschen, 952-912-5773
Director, Investor Relations
jeff.huebschen@gkservices.com